Exhibit 10.4

FIRST AMENDMENT TO LEASE

This First Amendment to Lease (the “Agreement”) is entered into as of December 16, 2014, by and between WESTPORT OFFICE PARK, LLC, a California limited liability company (“Landlord”), and TALEND, INC., a Delaware corporation (“Tenant”), with respect to the following facts and circumstances:

A.            Landlord and Tenant have previously entered into that certain Lease Agreement dated as of April 11, 2014 (the “Original Lease”) of certain premises more particularly described in the Original Lease. Capitalized terms used and not otherwise defined herein shall have the meanings given those terms in the Original Lease.

B.            Landlord and Tenant desire to amend the Original Lease to correct typographical errors on the terms and conditions provided herein.

IT IS, THEREFORE, agreed as follows:

1.             Section 18.5(b) is hereby deleted in its entirety and replaced with the following: “In the case of a subletting, fifty percent (50%) of any sums or economic consideration received by Tenant as a result of such subletting shall be paid to Landlord after first deducting (i) the Rent due hereunder prorated to reflect only Rent allocable to the sublet portion of the Premises, and (ii) Transaction Costs, which shall be amortized over the term of the sublease.”

2.             Except as specifically provided herein, the terms and conditions of the Original Lease as amended hereby are confirmed and continue in full force and effect. This Agreement shall be binding on the heirs, administrators, successors and assigns (as the case may be) of the parties hereto. This Agreement sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements.

IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.

TENANT:

TALEND, INC.,
a Delaware corporation

By:	/s/ Thomas Tuchscherer

Thomas Tuchscherer, CFO
[Printed Name and Title]
By:

[Printed Name and Title]

If Tenant is a corporation, this instrument must be executed by the chairman of the board, the president or any vice president and the secretary, any assistant secretary, the chief financial officer or any assistant financial officer or any assistant treasurer of such corporation, unless the bylaws or a resolution of the board of directors shall otherwise provide, in which case the bylaws or a certified copy of the resolution, as the case may be, must be attached to this instrument.

Tenant’s NAICS Code:	511210

LANDLORD:

WESTPORT OFFICE PARK, LLC,
a California limited liability company

By:

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation, acting solely on behalf of and for the benefit of, and with its liability limited to the assets of, its insurance company separate account, PRISA II, its member

	By:	/s/ Jeffrey D. Mills

Jeffrey D. Mills, Vice President
[Printed Name and Title]